EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below (the “Parties”) agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated, June 6, 2022 (and including any further amendments thereto), with respect to the common stock, par value $0.01 per share, of Great Elm Capital Corp., a Maryland corporation. This Joint Filing Agreement shall be filed as an Exhibit to the Statement on Schedule 13D, dated June 6, 2022, filed by the Parties.

Dated: June 6, 2022

NORTHERN RIGHT CAPITAL MANAGEMENT, L.P.

By: BC Advisors, LLC, its general partner

By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Managing Member

NORTHERN RIGHT CAPITAL (QP), L.P.

By: Northern Right Capital Management, L.P., its general partner

By: BC Advisors, LLC, its general partner

By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Managing Member

NRC PARTNERS I, LP

By: Northern Right Capital Management, L.P., its general partner

By: BC Advisors, LLC, its general partner

By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Managing Member

BC ADVISORS, LLC

By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Managing Member

/s/ Matthew A. Drapkin
Matthew A. Drapkin